EXHIBIT 21.1


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                       SUBSIDIARIES AS OF JANUARY 1, 2000

                                          JURISDICTION OF       PERCENT VOTING
NAME OF SUBSIDIARY                         INCORPORATION       SECURITIES OWNED
------------------                         -------------       ----------------

Appliance Recycling Centers of
  America-California, Inc.                  California              100%

ARCA of St. Louis, Inc.                     Missouri                100%